Exhibit 99.1

FORWARD INDUSTRIES ENCOURAGES SHAREHOLDERS TO FOCUS ON THE BEST PLAN AHEAD FOR THE FUTURE OF THE COMPANY

•	Reiterates strategic vision and plan held by the current Board and management

•	Reviews lack of direction and transparency in “90 Day Plan” submitted by Terence Bernard Wise

•	Highlights findings by Glass Lewis and Institutional Shareholder Services that certain members of Terence Bernard Wise’s slate of director nominees are unqualified

WEST PALM BEACH, Fla. – December 19, 2014 – Forward Industries, Inc. (NASDAQ: FORD) today requested that shareholders review its proxy statement for the 2014 Annual Meeting of Shareholders recently mailed to shareholders. Forward also issued the following letter to shareholders reviewing the submitted plans for moving the Company into the future.

Dear Shareholders:

On Monday, December 15, 2014, your Board and management presented to Institutional Shareholder Services Inc. (“ISS”) its clear and viable plan for realizing shareholder value at Forward. During our meeting, we highlighted some of the challenges we face in pursuing additional organic growth for the Company and explained how we are addressing these challenges by working with internationally-recognized financial advisors to help unlock shareholder value either through a strategic acquisition and/or a sale of our core case business.

We invite you to review the full presentation that we made to ISS to learn more about the rationale behind this plan. The presentation also illustrates what our slate of experienced board nominees is already pursuing to help bring this plan to fruition. (http://www.sec.gov/Archives/edgar/data/38264/000092189514002656/defa14a08126016b_12152014.htm)

To ensure Forward remains on the right path with the right team, please cast your vote for the WHITE proxy card.

MR. WISE’S PLAN LACKS STRATEGIC INSIGHT, SUBSTANCE AND QUALIFIED NOMINEES

Director and shareholder Terence Bernard Wise, who is seeking to overthrow the current Board in its entirety, has presented his “Action Plan: The First 90 Days,” which was not made public until just 15 days before the Annual Meeting of Shareholders. We believe the timing of the release of this so-called “plan” was tactical and it is not the best possible strategy for moving Forward into the future.

While Mr. Wise purports to put a plan in place, we believe it would introduce continuous upheaval and disruption to the business.

•	Forward’s business and stability would be immediately disrupted by the firing CEO Rob Garrett, who was critical to the turnaround of the Company.

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Mr. Wise would also like to appoint Michael Luetkemeyer as interim CEO until a permanent one is named. As mentioned in our presentation, Mr. Luetkemeyer oversaw the destruction of significant shareholder value as CFO of TranS1, Inc.

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By planning to pursue organic growth only when Forward Industries already holds nearly 100 percent of the diabetic case market share in the United States, Mr. Wise illustrates his lack of long-term vision for shareholder growth and profitability.

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Mr. Wise states that he hopes to “streamline Forward’s operations, prioritizing efficiency and shareholder transparency,” but offers no concrete examples of what he and his slate of nominees will do to realize this claimed objective.

Mr. Wise’s presentation is also riddled with inaccuracies and exaggerations, which are distracting and misleading shareholder opinion. For instance, he continues to claim that all of the Board members are affiliates of Mr. Johnson, when that’s simply not true. In fact, John Chiste held a position on the Board before Mr. Johnson was a part of the Company.

Mr. Wise’s presentation also highlighted the lack of experience held by his director nominees. When independent proxy firm Glass Lewis reviewed Mr. Wise’s slate on December 17, 2014, it found some of them to be unqualified to address Forward’s challenges and stated:

“[I]t appears the Dissident has nominated candidates with experience well outside the reasonable ambit of the Company's existing operations; each such nomination is briefly supported by broadly phrased benefits which, in our view, do not speak clearly to the challenges presently facing Forward.”

Glass Lewis went on to conclude that Mr. Wise has a clear conflict of interest, stating:

“In addition, we agree with the board that Mr. Wise's position as both Forward's largest vendor and shareholder places him in a potential conflict when attempting to assess the best possible course for the Company, and, by extension, do not believe it is appropriate to afford a majority of board seats to the Dissident at this time.”

Institutional Shareholder Services joined Glass Lewis in rejecting certain nominees on Terry Wise’s slate. We think ceding control to Terry Wise and his slate would be bad for the Company and would not be in the best interests of independent shareholders.

Furthermore, replacing Rob Garrett with Michael Luetkemeyer as interim CEO is a dangerous risk for shareholders. Garrett oversaw Forward’s turnaround and return to operating profit while growing sales to $33.4 million in FY 2014, up from $22.8 million in FY 2011, the year before he took over. Meanwhile, Mr. Luetkemeyer oversaw tremendous value destruction as CFO of TranS1, Inc.

Do not underestimate the importance of your vote in this election. Terry Wise and Jenny Yu, his business partner in the Asian sourcing arrangement, each own blocks of Forward stock which gives them a head start in replacing your Board – but the independent stockholders have the vote to determine the outcome of this election. We encourage all shareholders to vote and participate in this important election.

We encourage shareholders to vote for all members of our slate on the WHITE proxy or to call our proxy solicitor if they need assistance in splitting votes between the two slates.

LOOK AT THE FACTS – NOT THE RHETORIC

Your Board and management have been transparent about the vision for Forward’s future. We have the right plan, right people and right expertise in place to realize real shareholder value.

•	We are absolutely committed to shareholders above all else.

•	We offer a clear and viable plan for realizing shareholder value.
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We are actively pursuing transformative opportunities to diversify Forward’s revenue base, increase profitability and bring the Company into sectors where the Board and management have deep operating experience.

•	We have extensive public-company board and management experience.
•	We have demonstrated a track record of growth under current management team.

Thank you for your continued support.

Sincerely,

Robert Garrett, Jr. Chief Executive Officer Forward Industries, Inc.	Frank LaGrange Johnson Chairman of the Board of Directors Forward Industries, Inc.
John Chiste Member of the Board of Directors Forward Industries, Inc.	Joseph E. Mullin Member of the Board of Directors Forward Industries, Inc.
Robert M. Neal Member of the Board of Directors Forward Industries, Inc.

About Forward Industries, Inc.
Incorporated in 1962, and headquartered in West Palm Beach, Fla., Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward Industries' products can be viewed online at www.forwardindustries.com.

Forward-Looking Statements
In addition to the historical information contained herein, this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current expectations and projections about its future results, performance, prospects and opportunities. The Company has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended September 30, 2014 for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Contacts
MacKenzie Partners, Inc. Larry Dennedy 212-929-5500	Peppercomm Jacqui Emerson 212-931-6191 jemerson@peppercomm.com

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